EXHIBIT 10.1

March 6, 2017

Vince, LLC

500 Fifth Avenue, 20th Floor

New York, NY 10110

Attention:  David Stefko, Executive Vice President, Chief Financial Officer

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of November 27, 2013 (as amended and in effect as of the date hereof, and as may from time to time be further amended, restated, supplemented or modified, the “Credit Agreement”), among VINCE, LLC, a Delaware limited liability company (the “Borrower”), the Guarantors party thereto, BANK OF AMERICA, N.A., as administrative agent and as collateral agent (in such capacities, including any successor thereto, the “Agent”) under the Loan Documents, and each lender party thereto (collectively, the “Lenders” and individually, each a “Lender”). All capitalized terms used herein and not otherwise defined shall have the same meaning herein as in the Credit Agreement.

By their signatures below, Borrower, Guarantors, Agent and Lenders hereby acknowledge and agree as follows:

1.From and after the date of this letter agreement through and including April 30, 2017, the definition of “Covenant Compliance Event” and “Trigger Amount” contained in the Credit Agreement shall be amended to read as follows:

“Covenant Compliance Event” means that Excess Availability at any time is less than the greater of (a) twelve and one half  (12.5%) percent of the Adjusted Loan Cap and (b) $5,000,000.  For purposes hereof, the occurrence of a Covenant Compliance Event shall be deemed continuing until Excess Availability has exceeded the amounts set forth above for thirty (30) consecutive days, in which case a Covenant Compliance Event shall no longer be deemed to be continuing for purposes of this Agreement.  The termination of a Covenant Compliance Event as provided herein shall in no way limit, waive or delay the occurrence of a subsequent Covenant Compliance Event in the event that the conditions set forth in this definition again arise.

“Trigger Amount” means, on any date, the greater of (x) 12.5% of the Adjusted Loan Cap in effect on such date and (y) $5,000,000.

2.The Loan Parties acknowledge and agree that from and after the date of this letter agreement and prior to May 1, 2017, no amounts on deposit in that certain Blocked Account located at Wells Fargo Bank, National Association ending in 5958 shall be used for any purpose other than to effect an “Equity Cure” under the Term Facility; provided, for the avoidance of doubt, the foregoing shall not restrict the Loan Parties from utilizing or applying any such proceeds contributed as an “Equity Cure” in any manner that does not breach the Term Facility and the Credit Agreement, except that the Loan Parties shall be prohibited during such period from making a Restricted Payment with such proceeds. The breach of this agreement shall constitute an immediate Event of Default under the Credit Agreement.

This letter agreement shall constitute a Loan Document for all purposes. Except as expressly amended hereby, the Credit Agreement and the other Loan Documents shall be and remain in full force and

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effect in accordance with their terms and hereby are ratified and confirmed by each of the Guarantors and the Borrower in all respects.

This letter agreement may not be amended or any provision hereof waived or modified except by an instrument in writing signed by each of the parties hereto. THIS LETTER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.  This letter agreement may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement.  Delivery of an executed counterpart of a signature page of this letter agreement by facsimile or other electronic transmission (via PDF or other format) shall be effective as delivery of a manually executed counterpart of this letter agreement.

If the foregoing correctly sets forth our understanding, please indicate your acceptance of the terms hereof by returning to us an executed counterpart hereof, whereupon this letter agreement shall become a binding agreement between us.

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Very truly yours,

BANK OF AMERICA, N.A.

By:	/s/ Matthew Potter
Name:	Matthew Potter
Title:	Vice President

ACKNOWLEDGED AND AGREED:

VINCE, LLC, as the Borrower

By:  /s/ David Stefko

Name:David Stefko

Title:Chief Financial Officer

VINCE INTERMEDIATE HOLDING, LLC,
as a Guarantor

By:  /s/ David Stefko

Name:David Stefko

Title:Chief Financial Officer

VINCE HOLDING CORP.,
as a Guarantor

By:  /s/ David Stefko

Name:David Stefko

Title:Executive Vice President, Chief Financial Officer

Signature Page to side letter